UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2018

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Severance Benefits Plan

On February 25, 2018, the Compensation Committee of the Board of Directors (the “Board”) of Blue Apron Holdings, Inc. (the “Company”) approved an Executive Severance Benefits Plan (the “Plan”), effective as of February 25, 2018.

The Plan provides certain designated eligible full-time executives of the Company or any of its subsidiaries whose position generally is at or above the level of Senior Vice President or its equivalent (“Covered Employees”), including Bradley J. Dickerson, the Company’s president, chief executive officer, chief financial officer and treasurer, certain severance benefits upon the occurrence of the following events (each, a “Covered Termination”): (a) a termination without cause (as defined in the Plan) prior to a change in control (as defined in the Plan); (b) with respect to Mr. Dickerson and certain other designated executives, a termination without cause or a resignation for good reason (as defined in the Plan), in either case prior to a change in control (a “Non-Change in Control Termination”); and (c) a termination without cause or a resignation for good reason, in either case within 12 months following a change in control (a “Change in Control Termination”).

The Plan administrator is the Board or a committee thereof designated by the Board. Pursuant to the Plan, each Covered Employee who is subject to a Covered Termination is entitled to: (a) continuation of such Covered Employee’s monthly base salary (as defined in the Plan) for a period of 12 months in the case of the Company’s chief executive officer, or six months in the case of other Covered Employees (as applicable, the “Severance Period”), following such termination; (b) in the event such Covered Employee elects to receive COBRA continuation health coverage following such termination, payment by the Company of a portion of the cost of COBRA continuation health coverage for the Covered Employee and his or her applicable dependents through the earliest of (i) the end of  the Covered Employee’s Severance Period, (ii) the date on which the Covered Employee’s new benefits plan coverage commences with a new employer, and (iii) the date on which such COBRA continuation health coverage is no longer in force; (c) at the request of the Covered Employee and as determined in the Plan administrator’s sole discretion, the arrangement of and payment for reasonable outplacement services by the Company for up to six months following the Covered Employee’s date of termination of employment; (d) any unpaid annual or other bonus earned in respect of any completed bonus period that ended prior to the date of the Covered Employee’s Covered Termination that the Plan administrator determines to be payable to the Covered Employee in its discretion pursuant to the Company’s contingent compensation program; (e) solely in the case of a Change in Control Termination, a lump sum payment in an amount equal to the prorated portion of the Covered Employee’s annual target bonus for the year of the Covered Termination; and (f) in the case of a Change in Control Termination, full vesting of any unvested Company equity awards held by the Covered Employee that vest based solely on continued service.

Receipt of any severance benefits under the Plan requires that the Covered Employee: (a) comply with the provisions of any applicable noncompetition, nonsolicitation, and other obligations owed to the Company or any of its subsidiaries; and (b) execute and deliver to the Company a suitable waiver and release under which the Covered Employee releases and discharges the Company and its subsidiaries and other affiliates from any and all claims that relate to or arise out of the employment relationship between the Company or its applicable subsidiary and the Covered Employee. If a Covered Employee dies following a Covered Termination but before such Covered Employee has received all of the severance benefits to which such Covered Employee is entitled under the Plan, the remaining payments will be made to the Covered Employee’s designated beneficiary(ies) or estate.

The Plan provides that the following employees will not be eligible for severance benefits, except to the extent specifically determined otherwise by the Plan administrator: (a) any employee who is terminated for cause; (b) any employee who retires, terminates employment as a result of an inability to performs his or her duties due to physical or mental disability or dies; (c) any employee who voluntarily terminates his or her employment, except, in the cases of a Non-Change in Control Termination or a Change in Control Termination, a resignation for good reason; and (d) any employee who is employed for a specific period of time in accordance with the terms of a written employment agreement.

The Plan provides for recoupment of severance benefits under specified circumstances if the Covered Employee fails to comply with the terms of the Plan.

The Plan supersedes (a) any existing severance plans or separation policies that may apply to Covered Employees with respect to any termination that would constitute a Covered Termination; and (b) the provisions of any agreement(s) between any Covered Employee and the Company or any of its subsidiaries that provide for severance benefits.

The Board may amend, modify or terminate the Plan at any time in its sole discretion; provided, however, that (a) any such amendment, modification or termination made prior to a change in control that adversely affects the rights of any Covered Employee shall be unanimously approved by the Board; (b) no such amendment, modification or termination may affect the rights of a Covered Employee then receiving payments or benefits under the Plan without the consent of such person; and (c) no such amendment, modification or termination made after a change in control shall be effective for 12 months following the closing of the change in control. The Board intends, prior to a change in control, to review the Plan and the level of severance benefits provided under the Plan at least once every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: February 28, 2018	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary